UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): March 2, 2008

                             Pacific Capital Bancorp
             (Exact name of registrant as specified in its charter)

         California                  0-11113                 95-3673456
(State or other jurisdiction       (Commission            (I.R.S. Employer
      of incorporation)            File Number)          Identification No.)

        1021 Anacapa Street, Santa Barbara, CA         93101
      (Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code:  (805) 564-6405


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


     On February 13, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Pacific Capital Bancorp (the "Company") approved an increase in the annual base salary for certain of its named executive officers in connection with the Committee's annual review of compensation. The Board of Directors also approved the recommendation by the Committee to increase the base salary of the CEO on February 13, 2008.

     The increase in annual base salary for the named executive officers was based on an annual review of the compensation of senior management positions. The Committee considered a number of factors, including: the executive's experience, sustained level of performance in the job, pay relative to other executives, and average base salaries paid to comparable executives of the Company's peer group. Based on the results of the review, the Committee concluded that current base salary for certain executive officers was below the medium market range. The following named executive officers received an increase in base salary, effective March 2, 2008:

          o For George S. Leis, President and CEO, a base salary increase from $500,000 to $600,000;

          o For Bradley S. Cowie, Interim Chief Financial Officer, a base salary increase from $175,000 to $180,250;

          o For Paul B. Bianchi, Executive Vice President, a base salary increase from $200,000 to $208,000.


                                    SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             PACIFIC CAPITAL BANCORP

Date: March 6, 2008                          By: /s/ Carol Zepke
                                                 ---------------
                                             Carol Zepke
                                             Senior Vice President and
                                             Corporate Secretary